UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PDI, INC.
(Name of Registrant as Specified in Its Charter)

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April         , 2012
Dear Stockholder:
It is my pleasure to invite you to attend PDI's Annual Meeting of Stockholders to be held on June 5, 2012, at 4:00 p.m., Eastern Daylight time. The Annual Meeting will be held at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, in Parsippany, New Jersey. During our Annual Meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement and I will present an update on our business operations. There also will be time for questions.
The accompanying Notice of Annual Meeting, Proxy Statement and proxy card provide information about PDI in addition to describing the business we will conduct at the Annual Meeting. We urge you to read this information carefully.
Your vote is important. You may vote on the Internet, as described in the instructions you receive; by mail, using the proxy card you receive; or in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented.
We are delighted to have you as a stockholder of PDI and thank you for your ongoing support.

Sincerely,

Nancy Lurker
Chief Executive Officer

Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054
Phone: 862.207.7800 · Toll Free: 800.242.7494 · www.pdi-inc.com

NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2012
________________________
To the Stockholders of PDI, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PDI, Inc. (“PDI” or the “Company”) will be held at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 on June 5, 2012 at 4:00 p.m., Eastern Daylight time. At the Annual Meeting, you will be asked:

1.	To elect two Class II directors of the Company, who will serve for a term of three years;

2.	To consider and approve a proposal to amend the Company's Certificate of Incorporation to decrease the number of authorized shares of our common stock from 100,000,000 to 40,000,000.

3.	To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only the stockholders of record at the close of business on April 25, 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we hope you will take the time to vote your shares.
By order of the Board of Directors,
Rhonda De Stefano
Vice President, Associate General Counsel and Corporate Secretary

Dated:    April         , 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2012
The Company's Proxy Statement for the 2012 Annual Meeting of Stockholders and
Annual Report on Form 10-K are available on the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087

PROXY STATEMENT

Table of Contents

Topic General Information about the Annual Meeting and Voting	Page 1
Proposal No. 1 - Election of Directors	5
Governance of the Company	8
Information about the Compensation of our Directors	12
Security Ownership of Certain Beneficial Owners and Management	13
Executive Officers	15
Information about our Executive Compensation	16
Proposal No. 2 - Amendment of the Company's Certificate of Incorporation to Decrease the Number of Authorized Shares of our Common Stock	24
Proposal No. 3 - Ratification of Appointment of our Independent Registered Public Accounting Firm	25
Audit Committee Report	26
Certain Relationships and Related Transactions	27
Risk Oversight by the Board of Directors	28
Other Matters	28
Additional Information	29
Appendix A: Certificate of Amendment of PDI, Inc. Certificate of Incorporation

General Information About the Annual Meeting and Voting
______________________
Why are you receiving these proxy materials?
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PDI, Inc., a Delaware corporation (the “Company”, “PDI”, “we”, “us” or “our”), of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at PDI's corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 on June 5, 2012 at 4:00 p.m., Eastern Daylight time, and for any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our Board of Directors knows of no other business which will come before the Annual Meeting. This Proxy Statement will be mailed to stockholders on or about April 25, 2012.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, April 16, 2012, may vote at the Annual Meeting. There were 14,889,034 shares of our common stock outstanding on April 16, 2012. During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Rhonda De Stefano, our Vice President, Associate General Counsel and Secretary, at (862) 207-7876 to arrange a visit to our offices.
What are the voting rights of the holders of our common stock?
Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.
How can you vote?
Record Owners
If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:
1.    Over the Internet - If you have Internet access, you may authorize the voting of your shares by accessing www.voteproxy.com and following the instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.
2.    By Telephone - You may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. You must have your proxy card available when you call, and use the Company Number and Account Number that are shown on your proxy card. Your shares will be voted according to your instructions.
3.    By Mail - Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Unsigned proxy cards will not be voted.
4.    In Person at the Meeting - If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes
A significant portion of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares. If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.
Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm. However, stockbrokers, banks or other nominees will not have this discretionary authority with respect to the election of directors or the requested approval of the proposed amendment to our Certificate of Incorporation. As a result, if the beneficial owners have not provided instructions with respect to the election of directors or the approval of the proposed amendment to our Certificate of Incorporation (commonly referred to as “broker non-votes”), those beneficial owners' shares will be included in determining whether a quorum is present, but will not be voted and will be considered to be an abstention, having no effect on the vote for the election of directors. However, inasmuch as a majority of the outstanding shares of our common stock is required to approve the proposal to amend our Certificate of Incorporation, broker non-votes will have the effect of votes against such proposal.
Can you change your vote or revoke your proxy?
If you have signed and returned the enclosed proxy card, you may revoke it at any time before it is voted by (i) submitting to us a properly executed proxy bearing a later date, (ii) submitting to us a written revocation of the proxy or (iii) voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.
What is a proxy?
A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies, Nancy Lurker, our Chief Executive Officer, and Jeffrey Smith, our Executive Vice President, Chief Financial Officer and Treasurer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.
How will your proxy vote your shares?
The persons acting as proxies pursuant to the enclosed proxy card will vote the shares represented as directed in the signed proxy card. Unless otherwise directed in the proxy card, the proxy holders will vote the shares represented by the proxy card: (i) FOR the election or re-election of the two Class II director nominees named in this Proxy Statement; (ii) FOR approval of the proposed amendment to the Company's Certificate of Incorporation; and (iii) FOR ratification of the appointment of BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2012; and (iv) in the proxy holders' discretion, on any other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

What constitutes a quorum?
A quorum will be present at the Annual Meeting if a majority of the shares of common stock outstanding on the record date are present at the Annual Meeting in person or by proxy. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.
What vote is required to approve each matter and how are votes counted?
Proposal No. 1: Election of Two Class II directors. The election of directors requires a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.
Proposal No. 2: Approval of Proposed Amendment to the Company's Certificate of Incorporation. The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve this proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will have the same effect as a vote against the proposal. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have the same effect as a vote against the proposal.
Proposal No. 3: Ratification of the Appointment of our Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will have no effect on the vote for this proposal. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have no effect on the vote for this proposal.
Why are you being asked to ratify the appointment of BDO?
Although stockholder approval of the Audit Committee's selection of BDO as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of BDO, but will not be required to take any action.
Are there other matters to be voted on at the Annual Meeting?
We do not know of any other matters that may come before the Annual Meeting other than the election of the Class II director, the approval of the proposed amendment to our Certificate of Incorporation and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.
Where can you find the voting results?
Voting results will be reported in a current report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) within three business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?
The solicitation of proxies is being made on behalf of our Board of Directors and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, or by an outside firm, telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.
Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?
Ernst & Young LLP (“E&Y”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2011 and audited our financial statements for such year. On March 23, the Audit Committee dismissed E&Y's engagement and appointed BDO to serve as our principal independent registered public accounting firm for the fiscal year ending December 31, 2012. We expect that one or more representatives of E&Y and BDO will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.
How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?
You may request a copy of our annual report on Form 10-K for the year ended December 31, 2011 or this Proxy Statement to be sent to you for no charge, by writing to PDI, Inc., Attn: Corporate Secretary, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Board of Directors currently consists of seven members and is divided into three classes, with three directors in Class I, two directors in Class II, and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company's stockholders at each annual meeting. Frank Ryan has advised the Company that he would not stand for re-election as a Class II director this year and will be retiring from the Board effective May 28, 2012. Immediately after the Annual Meeting, we intend to reduce the size of the Board to six members.
At the Annual Meeting, two Class II directors will be elected to serve until the annual meeting of stockholders in 2015 and until the director's successor is elected and qualified. Nancy Lurker and Gerald P. Belle are the nominees for election or re-election as Class II directors. Mr. Belle currently serves as a Class I director. He will be shift from Class I to Class II to comply with the Company's Certificate of Incorporation, which requires that no one class of directors shall have more than one director more than any other class. This change was precipitated by the previously announced retirement of Mr. Ryan, who serve as a Class II director. If Mr. Belle is elected by the stockholders as a Class II director, then the Board will have two directors in each class. The nominees have been approved, recommended and nominated for election or re-election to the Board of Directors by the Nominating and Corporate Governance Committee (the “Nominating Committee”) and by the Board of Directors. The accompanying proxy will be voted for the election of Nancy Lurker and Gerald P. Belle as directors, unless the proxy contains instructions otherwise. Management has no reason to believe that Ms. Lurker or Mr. Belle will not stand for election or re-election or will be unable to serve. However, in the event that either of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.
The Board of Directors Recommends a Vote FOR
the Election of Nancy Lurker and Gerald P. Belle, and
Proxies That are Returned Will be so Voted
Unless Otherwise Instructed.

Nominee for Director; Incumbent Directors

Set forth below is information regarding the nominees for election or re-election as Class II directors and all other members of the Board of Directors who will continue in office after the Annual Meeting.

NAME	AGE	CLASS[1]	PRINCIPAL OCCUPATION OR EMPLOYMENT
Nancy Lurker	54	II	Chief Executive Officer of PDI
Jack E. Stover	59	III	Executive Chairman of Targeted Nano Therapeutics LLC
Veronica A. Lubatkin	49	III	Executive Vice President and Chief Financial Officer of RailWorks Corporation
Stephen J. Sullivan	65	I	Founder of CRO Advisors LLC.
Gerald P. Belle	66	I	Chairman of the Board of Myrexis Inc.
John Federspiel	58	I	President of Hudson Valley Hospital Center

(1) The term of the Class I directors expires in 2013; the term of the Class II director expires in 2012; and the term of the Class III directors expires in 2014. In the event Mr. Belle is elected at the Annual Meeting to serve as a Class II Director, he will contemporaneously resign as a Class I Director.

There are no family relationships among PDI's directors and executive officers. None of the directors of PDI is currently, or has been in the last five years, a director of any company (i) registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) subject to the requirements of Section 15(d) of the Exchange Act, or (iii) registered as an investment company under the Investment Company Act of 1940, as amended, except that Mr. Belle currently serves as a director of Myrexis Inc. and formerly served as a director of Myriad Genetics, Inc., Mr. Stover formerly served as a director of Antares Pharma, Inc., and Ms. Lurker currently serves as a director of Auxilium Pharmaceuticals, Inc.
Nominee for Election or Re-Election as Class II Directors, Term Expiring 2015

Nancy Lurker joined us as Chief Executive Officer and a director in November 2008. Prior to joining PDI, Ms. Lurker was senior vice-president and chief marketing officer for Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, where she oversaw a product portfolio in multiple therapeutic areas from 2006 to 2007. Prior to that, she served as president and chief executive officer of ImpactRx, Inc. from 2003 to 2006, a privately owned company offering among its services the evaluation of the impact of pharmaceutical promotion on the prescribing behavior of the nation's highest prescribing physicians. From 2000 to 2003, Ms. Lurker served as group vice president-global primary care products for Pharmacia Corporation, where she led a business unit that commercialized drugs for urology, cardiovascular, central nervous system, respiratory and women's health. She was also a member of Pharmacia's U.S. executive management committee, the group responsible for managing all U.S.-based profits as well as all U.S. management policies. Prior to her employment at Pharmacia Corporation, Ms. Lurker spent 14 years at Bristol-Myers Squibb. During her 14 years at Bristol-Myers Squibb, Ms. Lurker rose from senior sales representative at Mead Johnson to various product management and business development positions, ultimately becoming senior director-worldwide cardiovascular franchise management. Ms. Lurker was a member of the board of directors of Elan Pharmaceuticals during 2005 and 2006 and of ConjuChem Biotechnologies Inc. from 2004 to 2006. Since 2011, Ms. Lurker has been a member of the board of directors of Auxilium Pharmaceuticals, Inc. a publicly held company. Ms. Lurker received a B.S. in Biology with high honors from Seattle Pacific University and an M.B.A. from the University of Evansville in Evansville, Indiana.
Ms. Lurker has held senior leadership roles in pharmaceutical companies and services companies serving the pharmaceutical industry, and has specific skills in strategy, sales and operations.

Gerald P. Belle, who has been a director since April 2008, is the Chairman of the Board. From 2004 until his retirement in November 2007, Mr. Belle served as Executive Chairman of Merial Ltd., a global animal health company that was a joint venture between sanofi-aventis and Merck & Co. Prior to that, Mr. Belle served as President and Chief Executive Officer, North America Pharmaceuticals for Aventis, Inc. He retired after 35 years of service at Aventis and its predecessor companies. Mr. Belle is chairman of the board of directors of Myrexis Inc., formerly known as Myriad Pharmaceuticals, Inc., a publicly held biopharmaceutical company. He was a member of the board of directors of Myriad Genetics, Inc., a publicly-traded genetics diagnostic company, from November 2007 through November 2009. Mr. Belle earned a B.S.B.A. in Marketing from Xavier University in 1968 and an M.B.A. from Northwestern University in 1969.

Mr. Belle has held senior leadership positions in companies in the pharmaceutical and life sciences industries, and possesses specific experiences, qualifications, and skills to serve as a director in the functions of sales, sales management and general management in the United States, operations in the United States, Asia, Europe and Canada, and financial operations and administration.

Incumbent Class III Directors, Term Expiring 2014

Jack E. Stover, who has been a director since August 2005, is Chairman of the Audit Committee of the Company. Since early 2009, Mr. Stover has served as the executive chairman of Targeted Nano Therapeutics LLC, a privately held biotechnology company focused on targeted delivery of peptides and proteins. Since July 2010, Mr. Stover has been a member of the Board of Influmedix Inc., a privately held biotechnology company focused on developing new treatments for influenza infection. Mr. Stover was also chairman of the audit committee and a member of the board of directors of Arbios Systems Inc., a publicly held company, from 2005 to 2008 and a member of the board of directors of Influmedix, Inc., a privately held company, from 2010 to 2011. From 2004 to 2008, he served as chief executive officer, president and director of Antares Pharma, Inc., a publicly held specialty pharmaceutical company listed on the American Stock Exchange. Prior to that, Mr. Stover was executive vice president and chief financial officer of Sicor, Inc., a publicly held company which manufactured and marketed injectable pharmaceutical products, and which was acquired by Teva Pharmaceutical Industries. Prior to that, Mr. Stover was executive vice president and director of a proprietary women's pharmaceutical company, Gynetics, Inc., and before Gynetics, he was senior vice president and director of B. Braun Medical, Inc., a private global medical device and pharmaceutical company. For more than five years prior to that, Mr. Stover was a partner with PricewaterhouseCoopers (then Coopers and Lybrand), working in the bioscience industry division in New Jersey. Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant.
Mr. Stover has held senior leadership positions in the pharmaceutical industry, and has specific experience and skills to serve as a director in the areas of general operations, and financial operations and administration.

Veronica A. Lubatkin has been a director since November 2008. She is currently the executive vice president and chief financial officer of RailWorks Corporation, which she joined in July 2010. From 2007 to March 2009, Ms. Lubatkin was executive vice president and chief financial officer of Par Pharmaceutical Companies, Inc. and previously served as Par Pharmaceutical Companies' vice president and controller. Prior to joining Par Pharmaceutical Companies in April 2006, Ms. Lubatkin served in various positions at Schering-Plough Corporation from 1997 through 2006, including as executive director of strategic alliances for the cholesterol joint venture between Schering-Plough and Merck and as senior director of finance for Schering-Plough's global animal health business. Prior to joining Schering-Plough, Ms. Lubatkin was finance director for Neuman Distributors, Inc., formerly a U.S. pharmaceutical wholesaler. She began her career with Arthur Anderson in 1985. Ms. Lubatkin earned a B.A. degree in Accounting from Pace University in 1985 and is a Certified Public Accountant.

Ms. Lubatkin has held senior leadership roles in the pharmaceutical industry and possesses relevant experiences, qualifications, attributes and skills to serve as a director in financial operations and administration, risk management and information technology.

Incumbent Class I Directors, Term Expiring 2013
Stephen J. Sullivan became a director in September 2004. Mr. Sullivan has been providing consulting services since 2010 and founded CRO Advisors LLC, a specialty consulting firm, in late 2010. Previously, Mr. Sullivan was the president and chief executive officer and a member of the Board of Directors of Harlan Laboratories, Inc., a privately held global provider of preclinical research tools and services, from February 2006 through January 2010, when he retired from that position. Prior to joining Harlan in 2006, Mr. Sullivan was a senior vice president of Covance, Inc. and the president of Covance Central Laboratories, Inc., a major division of Covance. Prior to joining Covance, Mr. Sullivan was chairman and chief executive officer of Xenometrix, Inc., a biotechnology company with proprietary gene expression technology. He successfully merged Xenometrix with Discovery Partners International. Prior to Xenometrix, Mr. Sullivan was vice president and general manager of a global diagnostic sector of Abbott Laboratories. Since May 2011, Mr. Sullivan has been the non-executive chairman of the board of directors of Molecular Imaging, Inc., a privately held company. Mr. Sullivan graduated from the University of Dayton, was a commissioned officer in the Marine Corps, and completed his M.B.A. in Marketing and Finance at Rutgers University.
Mr. Sullivan has held senior leadership positions in companies in the life sciences and healthcare services industries. He possesses specific qualifications and skills to serve as a director in the areas of general operations, financial operations and administration, and mergers and acquisitions.

John Federspiel has been a director since October 2001 and is the Chairman of the Nominating and Corporate Governance Committee of the Company. Mr. Federspiel is president of Hudson Valley Hospital Center, a 128-bed, short-term, acute care, not-for-profit hospital in Westchester County, New York. Prior to joining Hudson Valley Hospital in 1987, Mr. Federspiel spent 10 years in health administration, holding a variety of executive leadership positions. Mr. Federspiel has served as an appointed member of the State Hospital Review and Planning Council, and has served as chairman of the Northern Metropolitan Hospital Association. Mr. Federspiel received a B.S. degree from Ohio State University in 1975 and an M.B.A. from Temple University in 1977.
Mr. Federspiel has held senior leadership positions in the hospital and healthcare industries. He possesses specific experiences, qualifications, attributes and skills to serve as a director in the areas of operations and strategy.
RETIRING DIRECTOR
Frank Ryan has advised the Company that he would not stand for re-election as a Class II director this year, and that he will be retiring effective May 28, 2012. Mr. Ryan, 72, has been a director since November 2002 and is the Chairman of the Compensation and Management Development Committee.
GOVERNANCE OF THE COMPANY
Director Independence
Our Board of Directors has determined that Messrs. Ryan, Sullivan, Federspiel, Stover and Belle, and Ms. Lubatkin, are independent within the meaning of the applicable rules and regulations of the SEC and the Nasdaq Stock Market, LLC (“NASDAQ”).
Corporate Governance and Code of Business Conduct

Our Board of Directors has adopted a written Code of Business Conduct that applies to our directors, officers, and employees, as well as Corporate Governance Guidelines applicable specifically to our Board of Directors. You can find links to these documents on our website, www.pdi-inc.com under the “Corporate Governance” heading on the “Investor Relations” page. Disclosure regarding any amendments to, or any waivers from, a provision of our Code of Business Conduct that applies to one or more of our directors, our principal executive officer, our principal financial or our principal accounting officer will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website (www.pdi-inc.com) is then permitted by the rules of NASDAQ.
Board Leadership and Structure

The Chairman of the Board, who is currently an independent director, presides at all meetings of the Board. Mr. Belle serves as the Chairman of the Board, and Ms. Lurker, our Chief Executive Officer, serves as a director.

The Board of Directors believes that having an independent director serve as Chairman of the Board is in the best interests of our stockholders. This structure provides more direct independent oversight of the Company and active participation of our independent directors in setting agendas and establishing policies and procedures of our Board of Directors. Further, this structure permits our Chief Executive Officer to focus on the management of our Company's day to day operations.

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders.
Board of Directors Meetings and Committees
During the year ended December 31, 2011, the Board of Directors held 5 meetings and acted by unanimous written consent on 5 occasions, the Audit Committee held 6 meetings and acted by unanimous written consent on 3 occasions, the Compensation and Management Development Committee (the “Compensation Committee”) held 9 meetings, and the Nominating Committee held 4 meetings. Each committee member is a non-employee director of the Company who meets the independence requirements of NASDAQ and applicable law. Each of our incumbent directors attended at least 75% of the total number of Board of Directors meetings and committee meetings on which he or she served during 2011. We have adopted a policy encouraging our directors to attend annual meetings of stockholders. All of our directors attended our annual stockholders' meeting held on May 31, 2011. Our Board of Directors has three standing committees, each of which is described below.
Audit Committee
The Audit Committee is currently comprised of Mr. Stover (chairperson), Mr. Belle, Ms. Lubatkin and Mr. Sullivan. The primary purposes of our Audit Committee are to assist the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, legal compliance and risk management functions of the Company, including, without limitation, assisting the Board's oversight of: (i) the integrity of our financial statements; (ii) the effectiveness of our internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; and (v) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for preparing the report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement.
Our Board of Directors has determined that each member of our Audit Committee is independent within the meaning of the rules of NASDAQ and as required by the Audit Committee charter. Our Board of Directors has determined that the chairperson of the Audit Committee, Mr. Stover, is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Exchange Act.
The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described in the section of this Proxy Statement entitled “Policies on Communicating with our Board of Directors and Reporting of Concerns Regarding Accounting or Auditing Matters.”
Our Audit Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.
Compensation and Management Development Committee
The Compensation Committee is currently comprised of Messrs. Ryan (chairperson), Federspiel, and Ms. Lubatkin. Mr. Ryan will retire from the Board effective May 28, 2012, at which time the members of the Compensation Committee will appoint a new chairperson. Each member of our Compensation Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Compensation Committee charter. The primary purposes of our Compensation Committee are: (i) to establish and maintain executive compensation policies for the Company consistent with corporate objectives and stockholder interests; (ii) to oversee the competency and qualifications of our senior management personnel and the provisions of senior management succession planning, and (iii) to advise the Board of Directors with respect to director compensation issues. The Compensation Committee also administers our equity compensation plans.
The Compensation Committee provides overall guidance for our executive compensation policies and determines the value and elements of compensation for our executive officers, except for our Chief Executive Officer, whose compensation is approved by our full Board of Directors. In making its determinations with respect to executive compensation, since 2002 the Compensation Committee has retained the services of an independent compensation consultant, Pearl Meyer & Partners, to assist with the design of our executive compensation programs. Pearl Meyer & Partners does not provide any services to PDI other than executive compensation services. We believe that the use of an independent compensation consultant provides additional expertise to help us structure our executive compensation arrangements in a manner that is reasonable and consistent with our objectives, and is in alignment with survey data we use for benchmarking purposes and external market trends.
Our Compensation Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.
Nominating and Corporate Governance Committee
The Nominating Committee is currently comprised of Messrs. Federspiel (chairperson), Belle and Sullivan. Each member of our Nominating Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Nominating Committee charter. The primary purposes of the Nominating Committee are: (i) to recommend to the Board the nomination of individuals who are qualified to serve as directors of the Company and on committees of the Board of Directors; (ii) to advise the Board of Directors with respect to the composition, size, structure and procedures of the Board; (iii) to advise the Board of Directors with respect to the composition, size and membership of the Board's committees; (iv) to advise the Board of Directors with respect to corporate governance principles applicable to the Company; and (v) to oversee the evaluation of the Board of Directors as a whole and the evaluation of its individual members standing for re-election. The Nominating Committee also has responsibility for reviewing and approving all transactions that are “related party” transactions under SEC rules.
The Nominating Committee does not set specific, minimum qualifications that nominees for director must meet in order for the Nominating Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. Members of the Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed from time to time to help identify candidates. Once a candidate is identified whom the Nominating Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating Committee enters into a discussion with that nominee candidate. Subsequently, the chairperson will discuss the qualifications of the candidate with the other members of the Nominating Committee, and the Nominating Committee will then make a final recommendation with respect to that candidate to the Board of Directors.
The Nominating Committee considers many factors when determining the eligibility of candidates for nomination as directors. The Nominating Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board of Director's deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on the Board of Directors, the Nominating Committee places primary emphasis on: (i) a candidate's judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate's business or other relevant experience; and (iii) the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a Board of Directors that is effective, collegial and responsive to our needs. The Nominating Committee will consider nominees recommended by stockholders, based on the same criteria described above, provided such nominations comply with the applicable provisions of our Bylaws and the procedures to be followed in submitting proposals. Stockholders who wish to submit nominees for director for consideration by the Nominating Committee may do so by submitting in writing such nominees' names and qualifications to PDI, Inc., Attn: Corporate Secretary, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. See “Stockholder Proposals for the 2013 Annual Meeting” for the procedures to be followed by stockholders in submitting proposals, including recommendations for director nominees, to be included in our proxy statement relating to the 2013 annual meeting of stockholders.
Our Nominating Committee Charter is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
During 2011, the Compensation Committee consisted of Messrs. Ryan and Federspiel and Ms. Lubatkin. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.
Policies on Communicating with our Board of Directors and Reporting of Concerns Regarding Accounting or Auditing Matters
Stockholders may contact an individual director, a committee of our Board of Directors or our Board of Directors as a group. The name of any specific intended director recipient (or recipients) should be noted in the communication. Communications may be sent to PDI, Inc., Attn: Corporate Secretary, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. Our Corporate Secretary will forward such correspondence only to the intended recipients. Prior to forwarding any correspondence, however, the Corporate Secretary will review the correspondence and will not forward any communications deemed to be of a commercial or frivolous nature or otherwise inappropriate for our Board of Directors' consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.
Any person who has a concern regarding accounting, internal accounting controls or auditing matters may, in a confidential or anonymous manner, communicate that concern in either of the following manners: (1) by utilizing our Ethics Hotline to report such concerns via a confidential and secure Internet and telephone based reporting system administered by an external vendor, which may be accessed via the Internet at www.guideline.lrn.com or toll-free by telephone at 1-888-577-9483; or (2) by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, in care of our Chief Compliance and Ethics Officer Attn: Compliance Officer, Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.”

All communications received through the Ethics Hotline, including concerns about accounting or auditing matters, will be forwarded to the chairperson of our Audit Committee. Additional information on how to access our Ethics Hotline is posted and can be viewed in the “Investor Relations” section of our website at www.pdi-inc.com.

INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS

Each of our non-employee directors receives an annual director's fee of $40,000, payable quarterly in arrears. The Chairman of the Board receives an additional fee of $30,000 and the Chairperson of each of the Audit Committee, Compensation Committee and Nominating Committee receive an additional annual fee of $25,000, $15,000 and $5,000, respectively. From time to time, the Board of Directors may form special committees. In 2011, the Board of Directors formed the 2011 Special Advisory Committee and the members of such committee were paid a fee of $3,000 per quarter. The 2011 Special Advisory Committee will continue in 2012. In addition, commencing during the third quarter of 2011, those Board members sitting on more than one committee receive additional compensation of $5,000 annually, prorated for 2011. Those of our Board of Directors may defer receipt of Board and committee fees through participation in our Executive Deferred Compensation Plan. In addition, our directors are entitled to reimbursement for travel and related expenses incurred in connection with attendance at Board and committee meetings.

Upon initial appointment to the Board of Directors, each non-employee director receives $60,000 in restricted stock units (“RSUs”) which vest in equal annual installments over a three-year period. In addition, each non-employee director receives $45,000 in RSUs (with the exception of the Chairman of the Board who receives $60,000 in RSUs), on the date of our annual meeting each year, which RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. Our directors are subject to certain stock ownership guidelines, which are described in the section of this Proxy Statement entitled “Information About Our Executive Compensation - Stock Ownership Guidelines.”

The following table presents information relating to total compensation for our non-employee directors for the year ended December 31, 2011. Information regarding Ms. Lurker's compensation can be found in this Proxy Statement under the caption “Executive Compensation.”

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($) (1)	Nonqualified Compensation Earnings ($)	Total ($)
Gerald Belle (2) (3)	$82,000	$60,002	$—	$—	$142,002
John C. Federspiel (2) (4)	47,500	45,002	—	—	92,502
Veronica A. Lubatkin (2) (5)	42,500	45,002	—	—	87,502
Frank J. Ryan (2) (6)	55,000	45,002	—	—	100,002
Stephen Sullivan (2) (7)	54,500	45,002	—	—	99,502
Jack Stover (2) (8)	77,000	45,002	—	—	122,002
Jan Vecsi (9)	16,703	—	—	—	16,703

(1)
The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to Note 1-“Stock-Based Compensation” to our consolidated financial statements included with our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012.

(2)
Each non-employee director received a grant of 6,522 RSUs on May 31, 2011 (the date of last year's annual meeting), except Mr. Belle who received 8,698 RSUs. These RSUs vest in three equal installments, on May 31, 2012, 2013, and 2014. The fair market value of each RSU on the date of grant was $6.90.

(3)
Mr. Belle's fees represent the annual director's fee of $40,000, plus the $30,000 Chairman of the Board fee. Mr. Belle also received $12,000 for his participation in the 2011 Special Advisory Committee.

(4)
Mr. Federspiel's fees represent the annual director's fee of $40,000, an additional $5,000 fee paid to Mr. Federspiel for his service as the Chair of the Nominating Committee, plus a prorated fee of $2,500 for serving on multiple committees.

(5)	Ms. Lubatkin's fees represent the annual director's fee of $40,000, plus a prorated fee of $2,500 for serving on multiple committees.

(6)
Mr. Ryan's fees represent the annual director's fee of $40,000, plus an additional $15,000 fee paid to Mr. Ryan for his service as the Chair of the Compensation Committee. Mr. Ryan will be retiring from the Board effective May 28, 2012.

(7)
Mr. Sullivan's fees represent the annual director's fee of $40,000, plus a prorated fee of $2,500 for serving on multiple committees. Mr. Sullivan also received $12,000 for his participation in the 2011 Special Advisory Committee.

(8)
Mr. Stover's fees represent the annual director's fee of $40,000 plus an additional $25,000 fee paid to Mr. Stover for his service as the Chair of the Audit Committee. Mr. Stover also received $12,000 for his participation in the 2011 Special Advisory Committee.

(9)	Ms. Vecsi retired from the Board on May 31, 2011, and the amount reflects the prorated fees she earned through that date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of April 1, 2012, the number of shares of our common stock beneficially owned by (i) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock, (ii) each director, (iii) each of our current and former executive officers included in the section of this Proxy Statement entitled “Summary Compensation Table” (each, a “named executive officer”), and (iv) all directors and current executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them and all information with respect to beneficial ownership has been furnished to us by the respective stockholder. Except as otherwise listed below, the address of the persons listed below is c/o PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054. The percentage of beneficial ownership is based on 14,889,034 shares of common stock outstanding on April 1, 2012.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Executive officers and directors:
Nancy Lurker (2)	276,179		1.9%
Jeffrey E. Smith (3)	213,091	(4)	1.4%
Jo Ann Saitta (5)	46,585		*
Gerald Belle (6)	25,258		*
John C. Federspiel (7)	70,686	(8)	*
Veronica A. Lubatkin (7)	24,089		*
Frank J. Ryan (7)	76,186	(9)	*
Jack Stover (7)	47,686	(10)	*
Stephen Sullivan (7)	55,636	(11)	*
as a group (13 persons)	851,319	(4) (8) (9) (10) (11)	5.7%
5% stockholders:
John P. Dugan	4,869,878		32.7%
39 Fort Defiance Hill Road
Garrison, NY 10524
Heartland Advisors, Inc. (12)	2,237,257		15.0%
789 North Water Street
Milwaukee, WI 53202
Royce & Associates, LLC (13)	1,567,797		10.5%
745 Fifth Avenue
New York, NY 10151
Dimensional Fund Advisors LP (14)	1,136,204		7.6%
6300 Bee Cave Road
Austin, TX 78746

* Represents less than 1% of shares of common stock outstanding.

(1)
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares underlying common stock derivatives, such as options, RSUs, and stock appreciation rights that a person has the right to acquire within 60 days of April 1, 2012. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Currently serves as Chief Executive Officer of the Company and as a member of the Board of Directors.

(3)	Currently serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company.

(4)	Includes 18,887 RSUs that would vest immediately upon retirement.

(5)	Currently serves as Chief Information Officer of the Company and General Manager of Group DCA, a subsidiary of the Company.

(6)	Currently serves as Chairman of the Board.

(7)	Member of the Board of Directors of the Company.

(8)	Includes options to purchase 30,000 shares of common stock and 14,403 RSUs that would vest immediately upon retirement.

(9)	Includes options to purchase 32,500 shares of common stock and 14,403 RSUs that would vest immediately upon retirement.

(10)	Includes options to purchase 10,000 shares of common stock and 14,403 RSUs that would vest immediately upon retirement.

(11)	Includes options to purchase 17,500 shares of common stock and 14,403 RSUs that would vest immediately upon retirement.

(12)
Represents 2,237,257 shares of common stock beneficially owned by (i) Heartland Advisors, Inc., by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time and (ii) William J. Nasgovitz, by virtue of his control of Heartland Advisors, Inc. This information is based on the Schedule 13G/A filed by Heartland Advisors, Inc. filed with the SEC on February 10, 2012.

(13)	This information is based on the Schedule 13G/A filed by Royce & Associates, LLC with the SEC on January 19, 2012.

(14)
Represents 1,110,337 shares of common stock over which Dimensional Fund Advisors LP has sole power to vote, or to direct the vote, and 25,867 shares of common stock that it indirectly controls by virtue of its status as an investment advisor or sub-advisor to certain other investment companies. This information is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 14, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To the best of our knowledge, based solely on our review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent (10%) stockholders were complied with during the fiscal year ended December 31, 2011 with the following exception: a Statement of Changes in Beneficial Ownership on Form 4 was not timely filed by Mr. Melillo in connection with the grant of RSUs.
EXECUTIVE OFFICERS
The following table sets forth the names, ages and principal position of the executive officers of the Company as of the date of this Proxy Statement:

Name	Age	Position
Nancy Lurker	54	Chief Executive Officer
Jeffrey E. Smith	65	Executive Vice President, Chief Financial Officer and Treasurer
Gerald Melillo	51	Senior Vice President, Business Development
Jo Ann Saitta	45	Chief Information Officer and General Manager of Group DCA, LLC

The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Ms. Lurker, whose business experience is discussed in the section of this Proxy Statement entitled “Nominee for Director; Incumbent Directors”).
Jeffrey E. Smith joined us as Executive Vice President, Chief Financial Officer and Treasurer in May 2006. During the period June through November 2008 he served as Interim Chief Executive Officer of PDI. Prior to joining PDI, Mr. Smith was senior vice president, finance and chief financial officer of Pliva, Inc., a specialty generic pharmaceutical company from November 2002 to May 2006. From 1985 to 2002, Mr. Smith served in various executive positions with Alpharma, Inc., a global specialty pharmaceutical company. While with Alpharma, Inc., Mr. Smith was executive vice president, finance and chief financial officer and, for a three-year period, was responsible for worldwide operations while serving as acting president and member of the office of the chief executive. Mr. Smith is a Certified Public Accountant who began his career with Coopers & Lybrand, now PricewaterhouseCoopers. Mr. Smith received his B.S. from Fairleigh Dickinson University.
Gerald R. Melillo, Jr. joined us as Senior Vice President of Business Development. Prior to joining PDI, Mr. Melillo was general manager of the Southeast Operating Unit for Novartis Pharmaceuticals Corporation, where he was accountable for the operating unit's commercial activities. From 2004-2008, he was vice president of the ABGIU Business Franchise for Novartis Pharmaceuticals Corporation and responsible for leading marketing and strategic planning for key in-line brands, multiple brand launches, and key partnerships and joint ventures. Prior to joining Novartis Pharmaceuticals Corporation, Mr. Melillo spent 15 years at Pharmacia Corporation and a predecessor company, The Upjohn Company, which merged with Pharmacia in 1997. Mr. Melillo received his B.S. in Chemistry from Eckerd College, St. Petersburg, Fla.
Jo Ann Saitta joined us in 2005 as VP, Information Technology Business Partner and brings over twenty years of experience in Information Technology strategic planning, execution, and management. She currently holds the positions of Chief Information Officer for PDI and General Manager of Group DCA, LLC, a digital communications subsidiary of PDI. Ms. Saitta is responsible for all Field Sales technology including sales force automation, data management, and the integration of multi channel solutions to optimize product sales. As General Manager of Group DCA, Ms. Saitta is accountable for growth of the digital content product line and its operations, development of mobile apps, and Group DCA's proprietary healthcare professional panel of physicians. Prior to joining PDI, Ms. Saitta served as Director, Relationship Management at Prudential Financial, Corporate Technology Services division and previously held various management and technical positions at IBM Global Services. Ms. Saitta holds two Bachelor degrees from Rutgers University and a Masters in Computer Science from New Jersey Institute of Technology.
INFORMATION ABOUT OUR EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information concerning compensation paid to our Chief Executive Officer and our two other most highly compensated executive officers who served in such capacities during 2011 (collectively referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE FOR 2011 and 2010
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	SARs Awards ($)(3)	All Other Compen-sation (4)	Total
Nancy Lurker -
CEO	2011	$561,688	$84,253	$699,997	$—	$31,099	$1,377,037
	2010	550,000	512,500	319,997	169,638	33,258	1,585,393
Jeffrey Smith -
EVP, CFO and	2011	328,375	32,838	349,998	—	27,150	738,361
Treasurer	2010	321,515	210,758	145,005	73,254	22,696	773,227
Jo Ann Saitta
CIO, GM Group DCA	2011	255,667	20,453	150,004	—	22,651	448,775
	2010	219,170	152,335	79,999	42,409	17,827	511,740

(1)
The amounts set forth in this column represent discretionary payments to our named executive officers (a) under the annual cash incentive program, and (b) in connection with the cash portion of the 2010 Special Bonuses which were as follows: Lurker - $100,000, Smith - $50,000, and Saitta - $25,000. The 2010 Special Bonuses were paid in recognition of their contributions to the Company's performance in 2010.

(2)
The amounts set forth in this column represent discretionary payments to our named executive officers (a) under the long-term equity incentive plan and (b) in connection with the equity awards portion of the 2010 Special Bonuses. The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 1-“Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012.

(3)
The dollar amounts set forth under the heading “SARs Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 1-“Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012.

(4)	For the named executive officers, this column includes the following amounts in 2011:

Name	401(k) Company Match ($)	Term Life/Disability Insurance Payment ($)	Automobile Benefit ($)	Financial Planning Services ($)	Other ($)	Totals ($)
Nancy Lurker	$9,800	$1,318	$15,000	$4,981	$—	$31,099
Jeffrey Smith	9,800	2,350	15,000	—	—	27,150
Jo Ann Saitta	9,800	851	12,000	—	—	22,651

Narrative Disclosure to Summary Compensation Table
Base Salary
Base salaries are set with regard to the level of the executive officer's position within the Company and the individual's current and historical performance. The base salary levels and any changes to those levels for each executive are reviewed each year by the Compensation Committee (and in the case of the Chief Executive Officer, by the full Board of Directors), and adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive's impact on our strategic goals and financial performance. While our executives' base salaries are generally targeted to be consistent with median base salaries for similar positions based on competitive market data, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the evaluation of various factors considered by the Compensation Committee with respect to each named executive officer (and the full Board of Directors, in the case of the Chief Executive Officer). The Compensation Committee also takes into account additional factors such as historical compensation and the individual's potential to be a key contributor as well as special recruiting situations.
Annual Cash Incentives
The annual cash incentive program provides our executive officers with an opportunity to receive a cash award at the discretion of the Compensation Committee (and the full Board of Directors as to the Chief Executive Officer). Annual cash incentive targets are usually determined by the Compensation Committee (and the full Board of Directors, as to the Chief Executive Officer) during the first quarter of each fiscal year, based on information provided by the Compensation Committee's compensation consultant with respect to competitive market data.
The amounts awarded to each named executive officer for 2011 performance under PDI's 2011 annual cash incentive program were completely within the discretion of the Compensation Committee (and the full Board of Directors in the case of our Chief Executive Officer). The factors which the Compensation Committee and the Board of Directors considered in the exercise of their discretion may have included, among other things: (i) the financial performance of the Company as a whole, (ii) the financial performance of individual business units, (iii) progress towards the Company's strategic objectives, (iv) the individual performance of each executive, and (v) an assessment of the leadership and decision-making abilities, innovation and industry knowledge of each executive.

Long-Term Equity Incentives
Our executives are also eligible to participate in a long-term equity incentive program each year, which is administered under our 2004 Stock Incentive Plan. The long-term equity incentive component of our compensation program is used to balance the short-term focus of the annual cash incentive component by linking a substantial part of incentive compensation to our long-term performance. The Compensation Committee believes that long-term stock-based incentive compensation enhances our ability to attract and retain high quality talent and provides the motivation to improve our long-term financial performance and increase stockholder value.
Sign-On Bonuses
Sign-on bonuses may be granted from time to time at the discretion of our Compensation Committee in connection with new hires at the executive officer level. There were no sign-on bonuses for any named executive officer in 2011.
Perquisites
As a matter of practice, we provide only limited perquisites to our executive officers that are not generally provided to all employees. Executives are eligible for the standard benefits and programs generally available to all of our employees. The value of special perquisites, as well as additional benefits that are available generally to all of our employees, that were provided to each named executive officer in 2011 are set forth in footnote 4 to the Summary Compensation Table.
Deferred Compensation Plan
We allow our executives and directors to elect to defer receipt of cash compensation through participation in the Executive Deferred Compensation Plan. The purpose of the plan is to allow participants to defer receipt of current cash compensation (base salary and annual cash incentives, or annual cash retainers in the case of directors) that could not otherwise be contributed to the participant's 401(k) account due to federally-imposed limits. In 2011, none of our named executive officers' and directors made any voluntary contributions to this plan.
Stock Ownership Guidelines
We adopted stock ownership guidelines, effective January 1, 2007, with respect to the accumulation and retention of shares of our common stock delivered through our executive and director compensation plans. Our executive officers and directors are required to retain at least 50% of net shares delivered through such plans. Net shares refer to those that remain after shares are sold or forfeited to pay the exercise price of stock options and/or withholding taxes for stock options, SARs, restricted stock and RSUs. These shares must be retained until the earliest of (1) three years from the date of exercise or settlement; (2) retirement; or (3) termination of employment. If an executive does not comply with these ownership guidelines, the Compensation Committee may award reduced levels of annual and/or long-term incentive compensation. All of our executive officers and non-employee directors were in compliance with these guidelines as of December 31, 2011.
Compensation Features Intended to Prevent Excessive Risk Taking

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. In particular, the Company believes that the following factors help mitigate against any such risks: (a) annual cash incentive compensation and long-term equity incentive compensation are based on a mix of overall Company performance, business unit performance and individual performance, (b) the annual cash incentive compensation plan for executives and non-commissioned employees is discretionary but takes into consideration financial performance tied to revenue growth and operating income, (c) the annual cash incentive compensation plan has no minimum funding levels, such that employees will not receive any rewards if satisfactory financial performance is not achieved by the

Company, (d) equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and encourage employees to focus on sustained stock price appreciation, (e) stock ownership guidelines which require retention of shares issued under executive compensation plans, and (f) base salaries are consistent with employees' responsibilities and market practices so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.
Grants of Plan-Based Awards During 2011
The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2011:

Grants of Plan-Based Awards During 2011
							All Other
							Option
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of	Awards: Number of Securities Underlying	Exercise or Base Price of SARs Awards	Grant Date Fair Value of RSUs and SARs
Name	Grant Date		Threshold $	Target $	Maximum $	RSUs (#)	SARs (#)	($)/share	Awards ($)
Nancy Lurker	3/3/2011	(1)				82,938	—	$—	$699,997
Jeffrey Smith	3/3/2011	(1)				41,469	—	—	349,998
Jo Ann Saitta	3/3/2011	(1)				17,773	—	—	150,004

(1)	These amounts include RSUs that were awarded in March 2011 under the 2010 long-term equity incentive plan. The RSUs cliff-vest on the third anniversary of the date of grant.
Outstanding Equity Awards
The following table provides information concerning the number and value of unexercised SARs, restricted stock awards and RSUs for the named executive officers outstanding as of the year ended December 31, 2011:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011
	SAR Awards								Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#) Exercisable		Number of Securities Underlying Unexercised SARs (#) Unexercisable		Number of Securities Underlying Performance-based SARs (#) Unearned		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares/RSUs that have not Vested (#)		Market Value of Shares/RSUs that have not Vested ($)
Nancy Lurker	—		—		—		$—	—	28,000	(1)	$179,760
	—		—		280,000	(2)	4.28	11/18/2015	—		—
	—		—		—		—	—	43,738	(3)	280,798
	19,634	(4)	39,268	(4)	—		5.03	3/1/2015	—		—
	—		—		—		—	—	3,036	(5)	19,491
	—		—		—		—	—	82,938	(6)	532,462
Jeffrey Smith	19,080		—		—		9.52	3/30/2012	—		—
	22,753		—		—		7.73	2/27/2013	—		—
	—		—		—		—	—	17,827	(7)	114,449
	27,684	(8)	13,843	(8)	—		5.89	2/19/2014	—		—
	—		—		—		—	—	18,887	(3)	121,255
	12,717	(4)	25,436	(4)	—		5.03	3/1/2015	—		—
	—		—		—		—	—	1,518	(5)	9,746
	—		—		—		—	—	41,469	(6)	266,231
Jo Ann Saitta	6,784		—		—		9.52	3/30/2012	—		—
	9,101		—		—		7.73	2/27/2013	—		—
	—		—		—		—	—	7,640	(7)	49,049
	11,864	(8)	5,933	(8)	—		5.89	2/19/2014	—		—
	—		—		—		—	—	10,934	(3)	70,196
	7,362	(4)	14,726	(4)	—		5.03	3/1/2015	—		—
	—		—		—		—	—	759	(5)	4,873
	—		—		—		—	—	17,773	(6)	114,103

(1)	RSUs that vest on November 18, 2012.
(2)
Performance-based SARs where 224,000 are currently vested but unearned because the stated performance conditions have not been met, and the remaining SARs vest on November 18, 2012 if the stated performance conditions are met.

(3)	RSUs that vest on March 1, 2013.
(4)	One-third of the SARs are currently vested, one-third will vest on each of March 1, 2012 and March 1, 2013.
(5)	Restricted shares of common stock that vest on December 21, 2012.
(6)	Restricted shares of common stock that vest on March 3, 2014.
(7)	RSUs that vest on February 19, 2012.
(8)	Two-thirds of the SARs are currently vested, one-third will vest on February 19, 2012.

Vested Stock Awards
The following table presents information concerning the vesting of shares of restricted stock or the receipt of shares of common stock upon the vesting of RSUs for the named executive officers during the fiscal year ended December 31, 2011:

SARS EXERCISED AND STOCK VESTED IN 2011
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Nancy Lurker	11,472	(1)	$94,529	31,036	(2)	$197,318
Jeffrey Smith	—		—	5,831	(3)	46,205
Jo Ann Saitta	—		—	2,484	(4)	19,400

(1)	29,451 SARs were exercised on March 15, 2011 with a per SAR exercise price of $5.03, resulting in the acquisition of 11,472 shares of common stock.

(2)
When Ms. Lurker joined us, she was granted 112,000 restricted shares of common stock on November 18, 2008 that vest in four equal installments on each of the first four anniversaries of the date of grant. 28,000 shares vested on November 18, 2011. This number also includes shares which were part of a restricted stock award granted on December 21, 2010, 3,306 of which vested on December 21, 2011.

(3)
Consists of 4,313 RSUs that vested on February 27, 2011 that were part of a 2008 grant, and shares which were part of a restricted stock award granted on December 21, 2010, 1,518 of which vested on December 21, 2011.

(4)
Consists of 1,725 RSUs that vested on February 27, 2011 that were part of a 2008 grant, and shares which were part of a restricted stock award granted on December 21, 2010, 759 of which vested on December 21, 2011.

Nonqualified Deferred Compensation
None of the named executive officers for 2011 participated in our deferred compensation plan.
Potential Payments upon Termination or Change in Control
The following table reflects the estimated amount of compensation that would be payable to each of our 2011 named executive officers upon termination of such executive's employment in accordance with their respective employment separation agreements and restricted stock grant agreements or in the event of a change of control of the Company. The term “change of control” generally means any transaction which results in the stockholders of the Company immediately prior to such transaction owning less than 51% of the surviving corporation or any acquisition of all or substantially all of the assets of the Company. In general: (i) non-performance based SARs vest upon a change of control, (ii) RSUs vest upon a change of control, and (iii) restricted stock vests upon a change of control. The amounts shown assume that such termination was effective as of December 31, 2011, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Cash Payment ($)	Continuation of Medical/ Welfare Benefits (Present Value) ($)	Acceleration of Equity Awards ($) (1)		Total Termination Benefits ($)
Voluntary Resignation:
Nancy Lurker	$—	$—	$—		$—
Jeffrey Smith	—	—	235,704	(2)	235,704
Jo Ann Saitta	—	—	—		—
Termination Without Cause or Resignation for Good Reason:
Nancy Lurker	1,515,500	48,576	—		1,564,076
Jeffrey Smith	633,170	24,288	—		657,458
Jo Ann Saitta	347,537	24,288	—		371,825
Upon a Change of Control:
(whether or not in connection with a termination)
Nancy Lurker	—	—	1,094,385		1,094,385
Jeffrey Smith	—	—	554,373		554,373
Jo Ann Saitta	—	—	261,834		261,834

(1)
These amounts are based on the value of restricted shares of common stock and RSUs held at December 31, 2011 that would become immediately vested upon retirement or a change of control pursuant to the applicable restricted stock grant agreement, and non-performance based SARS that would become immediately vested upon a change in control pursuant to the 2004 Stock Award and Incentive Plan. Performance-based SARS awards do not automatically vest upon a change of control, and therefore are not included.

(2)	Reflects accelerated vesting of RSUs upon retirement, which is defined for this purpose as voluntary termination after attainment of age 62 and completion of at least two years of service.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including accrued vacation pay, distributions of plan balances under the 401(k) plan and payments of amounts under disability insurance policies.
Below is a summary of all employment separation agreements that were in effect during all or a portion of 2011 for our named executive officers.
Employment Arrangements
Nancy Lurker - Chief Executive Officer
Ms. Lurker's employment with the Company is “at will.” However, certain terms of Ms. Lurker's employment with the Company related to her compensation, health and welfare benefits, perquisites and benefits upon termination are set forth in a Term Sheet dated October 27, 2008 (the “Term Sheet”). The Term Sheet provides for an annual base salary of $550,000, with eligibility for annual incentive awards payable in cash up to a maximum of 100% of the amount of base salary, based on achievement of established performance metrics. The Term Sheet provides that Ms. Lurker is entitled to participate in long-term equity incentive awards plans, pursuant to which she is eligible to receive grants of RSUs and SARs with an aggregate grant date value equal to 100% of base salary. All long-term incentive awards will immediately vest upon the occurrence of a change in control, except that certain awards granted at the time of Ms. Lurker's hiring will vest according to a schedule based on the amount of the consideration paid to the Company's stockholders in the change of control transaction. Ms. Lurker is entitled to an annual allowance of $15,000 for financial planning services. Payments and benefits to

Ms. Lurker upon the termination of her employment with the Company are contained in her employment separation agreement, discussed below.
Under Ms. Lurker's employment separation agreement, in consideration for her employment with the Company and certain covenants not to compete and not to solicit the Company's employees or clients for a period of up to 24 months after termination of employment, and subject to a general release of claims against the Company, Ms. Lurker is entitled to receive the following benefits if she is terminated without Cause (as defined below) or if she resigns for Good Reason (as defined below) or if her employment is terminated in connection with a change of control:

•	A payment equal to the product of twenty-four (24) times her then current monthly base salary;

•
A payment equal to the average of the annual amounts paid to her under any cash-based incentive or bonus plan in which she participates with respect to the last three (3) full fiscal years of her participation in such plan prior to the date of her termination (or, if her participation in such plan is less than three full fiscal years, such shorter number of full fiscal years of participation at the date of termination); and

•	Reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 24 months.
In addition, upon the occurrence of a change of control: (a) the time based vesting conditions applicable to each of Ms. Lurker's performance based SARs shall be deemed to have been fully attained as of the date of such change of control, and (b) the stock price based performance conditions of such SARs shall be deemed to have been achieved if as of the date of such change in control the fair market value of a share of common stock of PDI exceeds the per share dollar threshold amount of the stock-based performance condition (without regard to whether the average Company stock price during 60 consecutive trading days exceeds the applicable stock price goal).
“Cause” generally means: (1) Ms. Lurker's failure to use her best efforts to achieve her goals; (2) Ms. Lurker's failure to comply with the reasonable instructions of our Board of Directors; (3) a material breach by Ms. Lurker of the terms of her confidentiality, non-solicitation and covenant not to compete agreement; (4) Ms. Lurker's failure to adhere to our documented policies and procedures; (5) Ms. Lurker's failure to adhere to moral and ethical business principles; (6) Ms. Lurker's conviction of a criminal offense; (7) any documented act of material dishonesty or fraud by Ms. Lurker in the commission of her duties; or (8) misconduct by Ms. Lurker that results in a misstatement of our financial statements due to material non-compliance with financial reporting requirements under Section 304 of the Sarbanes-Oxley Act of 2002.
“Good Reason” generally means: (1) the failure to pay Ms. Lurker any material amount of compensation that is due and payable; (2) a material reduction in Ms. Lurker's annual base salary; (3) the relocation of Ms. Lurker's principal place of employment to a location more than 50 miles from Ms. Lurker's current principal place of employment; (4) a material adverse alteration of Ms. Lurker's duties and responsibilities; (5) an intentional, material reduction of Ms. Lurker's aggregate target incentive awards under any incentive plans; or (6) in connection with a change in control, the material failure to maintain Ms. Lurker's relative level of coverage under its employee benefit plans.
Jeffrey E. Smith - Executive Vice President, Chief Financial Officer and Treasurer
Under Mr. Smith's employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of up to 18 months after termination of employment, as well as a general release of claims against the Company, Mr. Smith is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

•	A payment equal to the product of 18 times his then current monthly base salary;

•	A payment equal to the average cash incentive compensation paid to him based on the three most recent years; and

•	Continued participation in our health and welfare programs, at our expense, for 12 months.
For purposes of Mr. Smith's agreement:

“Cause” generally means: (1) Mr. Smith's failure to satisfactorily perform duties despite adequate warnings; (2) Mr. Smith's failure to adhere to generally accepted standards of conduct in the workplace, our policies and procedures or moral and ethical business principles; or (3) Mr. Smith's conviction of a crime or any other act of dishonesty in commission of his duties.
“Good Reason” generally means: (1) a substantial adverse change in Mr. Smith's title or responsibilities; (2) a reduction in Mr. Smith's base salary; (3) modification of Mr. Smith's overall compensation plan resulting in the material reduction of his earning potential; or (4) a relocation of our principal place of business more than 50 miles from Mr. Smith's residence.
Jo Ann Saitta - Senior Vice President, Chief Information Officer & General Manager, Group DCA
Under Ms. Saitta's employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of 12 months after termination of employment, as well as a general release of claims against the Company, Ms. Saitta is entitled to receive the following benefits if she is terminated without Cause (as defined below) or if she resigns with Good Reason (as defined below):

•	A payment equal to the product of 12 times her then current monthly base salary;

•	A payment equal to the average cash incentive compensation paid to her during the three most recent years; and

•	Reimbursement for the cost of the premiums for COBRA group health continuation coverage for up to 12 months.
For purposes of Ms. Saitta's agreement:
“Cause” generally means: (1) Ms. Saitta's failure to use her best efforts to achieve her goals; (2) Ms. Saitta's failure to comply with the reasonable instructions of our CEO; (3) Ms. Saitta's failure to adhere to our documented policies and procedures; (4) Ms. Saitta's failure to adhere to moral and ethical business principles; (5) Ms. Saitta's conviction of any felony or criminal offense involving fraud, deceit, dishonesty or unethical behavior; (6) any documented act of material dishonesty or fraud by Ms. Saitta; or (7) if Ms. Saitta engages in acts constituting misconduct resulting in a misstatement of the Company's financial statements due to material non-compliance with any financial reporting requirement under The Sarbanes-Oxley Act of 2002.
“Good Reason” means and includes the same circumstances as described in Mr. Smith's employment separation agreement described above.
PROPOSAL NO. 2 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF
INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES
OF OUR COMMON STOCK
Our Board of Directors is requesting stockholder approval of an amendment to our Certificate of Incorporation to decrease PDI's number of authorized shares of common stock, par value $0.01 per share, from 100,000,000 shares to 40,000,000 shares, which will result in the reduction of the total number of authorized shares of capital stock from 105,000,000 to 45,000,000. The number of authorized shares of preferred stock will remain at 5,000,000. The primary purpose of this action is to reduce PDI's Delaware franchise taxes.

Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding common stock of the Company. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the state of Delaware. A copy of the proposed Certificate of Amendment of the Company's Certificate of Incorporation is attached hereto as Appendix A.
In addition to the 14,889,034 shares of common stock outstanding on April 1, 2012, the Board has reserved 1,305,601 shares for issuance upon exercise of options, SARs and RSUs granted under the Company's equity incentive plans.
Our Board of Directors believes that it is advisable and in the best interests of the Company and our stockholders to decrease the number of authorized shares of common stock. We currently do not anticipate that we will seek authorization from stockholders for the issuance of additional shares of common stock unless required by applicable laws or exchange rules, and a reduction in the number of authorized shares of common stock will allow the Company to reduce its annual fees paid to the state of Delaware. Except for shares of common stock currently reserved for issuance under our existing equity incentive plans, the Board of Directors has no current plans to issue additional shares of common stock and believes that the Company will still have sufficient authorized common stock remaining to enable us to respond to any business opportunities that may present themselves from time to time.
The reduction of the number of shares of common stock available for issuance if the proposal is adopted would also reduce the ability of the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, it would reduce the ability of the Board to strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover of our current Board. Although this proposal to decrease the authorized common stock has been prompted by business and financial considerations and not by a desire to reduce the ability of the Board to respond to the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could reduce the ability of the Board to deter or prevent changes in control of the Company.
The Board of Directors Recommends a Vote FOR the Approval of the Proposed
Amendment of the Company's Certificate of Incorporation to Decrease our Authorized
Common Stock from 100,000,000 Shares to 40,000,000 Shares;
and Proxies That are Returned will be so Voted Unless Otherwise Instructed.

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee's action in appointing BDO as the independent registered public accounting firm of the Company and its subsidiaries. The accompanying proxy will be voted FOR the ratification of the appointment of BDO unless the proxy contains instructions otherwise. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee, but the Audit Committee will not be required to take any action.
A representative of BDO will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.
The Board of Directors Recommends a Vote FOR the Ratification of the Appointment of
BDO USA, LLP for Fiscal Year 2012, and Proxies That are Returned
will be So Voted Unless Otherwise Instructed.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.
The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“E&Y”), the independent registered public accounting firm that audited our financial statements for fiscal 2011. The Audit Committee has also discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from E&Y required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with E&Y the firm's independence.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. E&Y was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. E&Y had full access to the Audit Committee to discuss any matters they deem appropriate.
Based on the reports and discussions described in this report, the Audit Committee recommended to the Board of Directors that our audited financial statements for fiscal 2011 be included in our annual report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.
Submitted by the Audit Committee
Jack E. Stover, Chairperson
Gerald P. Belle
Veronica A. Lubatkin
Stephen J. Sullivan
Audit Committee Matters and Fees Paid to Independent Registered Public Accounting Firm
Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the independent registered public accounting firm's retention to audit our financial statements and permissible non-audit services, including the associated fees, is approved by the Audit Committee. At the beginning of each fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, in light of the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm's independence. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services, such as due diligence for an acquisition, that were not known at the beginning of the year. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings. If the Chairperson so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

E&Y, an independent registered public accounting firm, has served as our independent accountants continuously since 2005. Fees for services provided by E&Y for the past two completed years ended December 31 were as follows:

PRINCIPAL ACCOUNTANT FEES AND SERVICES
	2011	2010
Audit Fees	$500,796	$775,000
Audit-Related Fees	16,500	42,000
Tax Fees	—	—
All Other Fees	2,000	—
Total Fees	$519,296	$817,000

Fees for audit services include the audit of our consolidated financial statements. Fees for audit-related services consist of the audit of our 401(k) plan by E&Y in both years. Fees for audit-related services also included fees for due diligence services related to a potential acquisition in 2010.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Nominating Committee has responsibility for reviewing and approving or disapproving all proposed related person transactions, including all transactions required to be disclosed by applicable SEC disclosure rules. When reviewing and evaluating a related person transaction, the Nominating Committee may consider, among other things, any effect a transaction may have upon a director's independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in an arm's length transaction with an unrelated third party, the commercial reasonableness of the transaction, the transaction's benefit to the Company and any other matters the Nominating Committee deems appropriate. Our management will notify the Nominating Committee of new proposed related party transactions of which they become aware and any material changes to any previously approved or ratified related party transactions. The Nominating Committee will coordinate with the Audit Committee, which retains responsibility under its charter for the proper disclosure of any such transactions under applicable SEC disclosure rules.
The Company entered into a Consulting Agreement as of July 1, 2010 with John P. Dugan pursuant to which Mr. Dugan agreed to provide consulting services to the Company with respect to corporate strategy, communications and general advice to the CEO and our Board of Directors. Mr. Dugan is obligated to provide approximately two to three days per month of services, in person or by telephone, as requested by the CEO or the members of the Board of Directors, for up to three years. The Company is obligated to pay Mr. Dugan a retainer of $12,500 per month for a period of thirty-six (36) months, and in addition the Company transferred title to an automobile previously leased to Mr. Dugan, which automobile had a value of approximately $33,000.
Peter Dugan, the son of John P. Dugan, the founder and former chairman of our Board of Directors, and our largest stockholder, was employed by us as an Executive Director of Business Development for a portion of 2011. In 2011, compensation paid or accrued to Peter Dugan was approximately $199,257. Peter Dugan resigned from the Company effective November 21, 2011.
On June 16, 2011, Ms. Lurker, our Chief Executive Officer and a member of our Board, joined the board of directors of Auxilium Pharmaceuticals, Inc. (“Auxilium”), a publicly held company which develops and markets certain pharmaceutical products. For the year ended December 31, 2011, the Company, through its Pharmakon division, provided services related to direct mail and speaker programs to Auxilium for which it received $702,000. The Company divested its Pharmakon operations at the end of 2011. As a result, there is currently no business relationship between the Company and Auxilium.

Except for the customary fees received for being a member of the board of directors of Auxilium, Ms. Lurker received no other compensation from Auxilium in any form.

The Company, Robert O. Likoff, former co-chief executive officer of our subsidiary, Group DCA, LLC (“Group DCA”), as the Seller Representative (the “Seller Representative”), Group DCA, LLC, (“Seller”), Mr. Likoff, individually, and Jack Davis, former co-chief executive officer of Group DCA, individually, are parties to that certain Membership Interest Purchase Agreement, dated November 3, 2010 (the “Purchase Agreement”). Mr. Likoff and Mr. Davis were the founders and principal executive officers of Group DCA prior to its acquisition by Company on November 3, 2010. Pursuant to the terms of the Purchase Agreement, the Company agreed to make certain earn-out and integration payments to the Seller upon the satisfaction of certain conditions set forth in the Purchase Agreement (the “Conditional Payments”).

On November 16, 2011, the Company and the Seller Representative entered into an Amendment to Membership Interest Purchase Agreement (the “Amendment”). Pursuant to the terms of the Amendment, the Company agreed, among other things, to make certain payments to the Seller in lieu of the Conditional Payments (the “Buyout Payments”).  The Buyout Payments consist of an aggregate of $3,400,000, of which $1,500,000 is payable on or before April 2, 2012 and $1,900,000 is payable on or before December 2, 2012.

On November 18, 2011, the Company announced the retirement of both Mr. Likoff and Mr. Davis effective as of December 31, 2011.   In connection with the retirement of Mr. Likoff and Mr. Davis, the Company entered into a Retirement Agreement and General Release with each of them on November 16, 2011.  Pursuant to the terms of these agreements, the Company will make a payment of $300,000 to each of Mr. Likoff and Mr. Davis on October 15, 2013.
RISK OVERSIGHT BY THE BOARD OF DIRECTORS
The Board and in particular, the Audit Committee, view enterprise risk management as an integral part of the Company's planning process. The subject of risk management is a recurring agenda item. The Audit Committee receives reports from Chief Compliance Officer, and the Audit Committee in turn calls the Board's attention to items in such reports as it deems appropriate for review by the full Board.
Additionally, the charters of certain of the Board's committees assign oversight responsibility for particular areas of risk. For example, our Audit Committee oversees management of enterprise-wide risks, including those related to accounting, auditing and financial reporting and maintaining effective internal control over financial reporting, and for compliance with the Code of Business Conduct. Our Nominating Committee oversees compliance with listing standards for independent directors, committee assignments and related party transactions and other conflicts of interest. Our Compensation Committee oversees the risk related to our compensation plans, policies and practices. All of these risks are discussed with the entire Board of Directors in the ordinary course of the chairperson's report of committee activities at regular Board meetings.
OTHER MATTERS
The Company knows of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION
Householding
The SEC's rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year's Proxy Statement or annual report on Form 10-K, please contact us by writing to Rhonda De Stefano, Vice President, Associate General Counsel and Secretary, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany , New Jersey 07054, or calling her at 1-862-207-7886.

Stockholder Proposals for the 2013 Annual Meeting
Stockholders interested in presenting a proposal for consideration at the annual meeting of stockholders in 2013 must follow the notice procedures set forth in our Bylaws. To be eligible for inclusion in our proxy materials relating to our 2013 annual meeting of stockholders, all qualified proposals must be received by our Corporate Secretary no later than December 30, 2012. Stockholder proposals submitted more than 30 but less than 60 days before the scheduled date of our 2013 annual meeting may be presented at the annual meeting if such proposal complies with our Bylaws, but will not be included in our proxy materials.
A stockholder's notice must set forth, as to each proposed matter: (i) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on our books, of the stockholder proposing such business; (iv) the number of shares of Company common stock which are beneficially owned by such stockholder; (v) a representation that the stockholder is a holder of record of shares of the Company's common stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the stockholder in such proposal or nomination.
Important Notice Regarding the Availability of Proxy Materials
This Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2011 are available on the Internet at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, then the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement or any other filing that we make with the SEC.

Availability of Annual Report on Form 10-K
We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our annual report on Form 10-K for the year ended December 31, 2011, including the financial statements and financial statement schedules included therein. All such requests should be directed to Rhonda De Stefano, Vice President, Associate General Counsel and Secretary, PDI, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054.
By order of the Board of Directors,

Rhonda De Stefano
Vice President, Associate General Counsel and Corporate Secretary

April         , 2012

Appendix A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION OF
PDI, INC.

PDI, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify that:

1.The name of the Corporation is PDI, Inc.
2.The Board of Directors of the Corporation duly adopted resolutions approving and setting forth this proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring the Amendment's advisability to its stockholders, and directing that the Amendment be considered at the 2012 annual meeting of the stockholders of the Corporation. At the annual meeting of the stockholders of the Corporation held on June 5, 2012, holders of a majority of the outstanding shares of the Corporation's common stock, being the only outstanding class of the Corporation's capital stock entitled to vote, voted in favor of the adoption of the Amendment.
3.The Amendment provides as follows:

The first paragraph of ARTICLE FOURTH of the Corporation's Certificate of Incorporation is amended to read as follows:

FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is 45,000,000, consisting of (i) 40,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”).

4.The Amendment herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of PDI, Inc. has been executed as of this ___ day of _____________, 2012.

PDI, Inc.

By:________________
Name: Nancy Lurker
Title: Chief Executive Officer

1

ANNUAL MEETING OF STOCKHOLDERS OF

PDI, INC.

June 5, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230300000000000000 4 060512

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of two Class II Directors:

NOMINEES:
- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

○ Nancy Lurker
○ Gerald P. Belle

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock from 100,000,000 to 40,000,000	☐	☐	☐
3. Ratification of BDO USA, LLP as independent registered public accounting firm for fiscal 2012	☐	☐	☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PDI, INC.

June 5, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07087

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000000000 4 060512

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class II Directors:

NOMINEES:
○ Nancy Lurker
○ Gerald P. Belle

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Approve an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock from 100,000,000 to 40,000,000	☐	☐	☐
3. Ratification of BDO USA, LLP as independent registered public accounting firm for fiscal 2012	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

PDI, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2012

The undersigned stockholder of PDI, Inc. (the "Company") hereby appoints Nancy Lurker and Jeffrey E. Smith and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 5, 2012, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

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